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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                      ---------------------------------

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                       OMEGA HEALTHCARE INVESTORS, INC.
            (Exact name of registrant as specified in its charter)


        MARYLAND                                           38-3041398
(State of Incorporation)                       (IRS Employer Identification No.)

                    905 WEST EISENHOWER CIRCLE, SUITE 110
                          ANN ARBOR, MICHIGAN  48103
                   (Address of principal executive offices)


      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                  8.625% SERIES B CUMULATIVE PREFERRED STOCK
                    (Title of each class to be registered)

                           NEW YORK STOCK EXCHANGE
       (Name of each exchange on which each class is to be registered)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-34763

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                     NONE
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        A description of the 8.625% Series B Cumulative Preferred Stock (the "Series B Preferred Stock") to be registered hereunder is contained in the Section entitled, "Preferred Stock" on pages 9 through 12 of the Prospectus included in the Registrant's Form S-3 Registration Statement No. 333-34763 as filed on August 29, 1997, and as declared effective on September 3, 1997 by the Securities and Exchange Commission, and as supplemented in the section entitled, "Description of Series B Preferred Stock" on pages S-21 through S-29 of the Preliminary Prospectus Supplement dated April 20, 1998 and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Such description is incorporated herein by reference.

ITEM 2.  EXHIBITS.

Exhibit
Number                          Description

2.1 Articles of Incorporation, as amended, of the Registrant, filed as Exhibit 3.1 to the Registrant's Form 10-Q for the quarter ended March 31, 1995 and incorporated herein by reference.

2.2 Amended and Restated Bylaws of the Registrant, as amended October 15, 1997 (filed as Exhibit 3 to the Company's Form 8-K dated November 10, 1997) and incorporated hereby by reference.

2.3 Form of Articles Supplementary classifying the 8.625% Series B Cumulative Preferred Stock.

2.4                     Specimen share certificate for 8.625% Series B
                        Cumulative Preferred Stock.
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                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


DATED:  April 23, 1998                  OMEGA HEALTHCARE INVESTORS, INC.
                                        ("Registrant")



                                        By /s/ David A. Stover
                                           --------------------------------
                                           David A. Stover, Vice President
                                           and Chief Financial Officer
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                              INDEX TO EXHIBITS



EXHIBIT NO.                     DESCRIPTION
----------                      -----------

   2.3 Form of Articles Supplementary classifying the 8.625% Series B Cumulative Preferred Stock.

   2.4          Specimen share certificate for 8.625% Series B Cumulative
                Preferred Stock.